Exhibit 99.1

EVENT RISK, INC.

FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

EVENT RISK, INC.

INDEPENDENT AUDITORS’ REPORT

To the Shareholder of Event Risk, Inc.

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of Event Risk, Inc. (the “Company”) which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of comprehensive income (loss), shareholder’s equity (deficit), and cash flows for each of the two years in the period ended December 31, 2025, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025 in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“U.S. GAAS”). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with U.S. GAAP, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with U.S. GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with U.S. GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ BPM LLP

Irvine, California

May 15, 2026

EVENT RISK, INC.

BALANCE SHEETS

(In thousands)

	December 31,
	2025	2024

ASSETS
Current assets:
Cash	$282	$367
Accounts receivable, net	1,609	1,204
Prepaid expenses and other current assets	75	33
Total current assets	1,966	1,604
Equipment, net	32	1
Total assets	$1,998	$1,605

LIABILITIES AND SHAREHOLDER’S EQUITY (DEFICIT)
Accounts payable and accrued expenses	$1,461	$979
Deferred revenue	148	76
Debt obligations	1,133	190
Other current liabilities	199	146
Total current liabilities	2,941	1,391
Total liabilities	2,941	1,391

Commitments and contingencies (Note 6)

Common stock	1	1
Retained earnings (accumulated deficit)	(944)	213
Total shareholder’s equity (deficit)	(943)	214
Total liabilities and shareholder’s equity (deficit)	$1,998	$1,605

EVENT RISK, INC.

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	Year Ended December 31,
	2025	2024

Revenue	$15,366	$11,261
Cost of revenue	12,246	8,062
Gross profit	3,120	3,199

Operating expenses:
General and administrative	2,396	1,650
Sales and marketing	916	471
Total operating expenses	3,312	2,121

Income (loss) from operations	(192)	1,078

Other income (expense):
Interest expense, net	(73)	(49)
Other income, net	1	—
Total other expense	(72)	(49)

Net income (loss) before income tax expense	(264)	1,029
Income tax expense	23	71
Net income (loss) and comprehensive income (loss)	$(287)	$958

EVENT RISK, INC.

STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

(In thousands, except shares)

			Retained	Total
			Earnings	Shareholder’s
	Common Stock		(Accumulated	Equity
	Shares	Amount	Deficit)	(Deficit)
Balance as of January 1, 2024	10,000	$1	$574	$575

Net income	—	—	958	958

Distribution to shareholder	—	—	(1,319)	(1,319)

Balance as of December 31, 2024	10,000	1	213	214

Net loss	—	—	(287)	(287)

Distribution to shareholder	—	—	(1,220)	(1,220)

Contribution from shareholder	—	—	350	350

Balance as of December 31, 2025	10,000	$1	$(944)	$(943)

EVENT RISK, INC.

STATEMENTS OF CASH FLOWS

(In thousands)

	December 31,
	2025	2024
Cash Flows From Operating Activities
Net income (loss)	$(287)	$958
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	12	2
Changes in operating assets and liabilities:
Accounts receivable, net	(405)	(189)
Prepaid expenses and other current assets	(42)	17
Accounts payable and accrued expenses	482	502
Deferred revenue	72	76
Other current and non-current liabilities	53	71
Net cash provided by (used in) operating activities	(115)	1,437

Cash Flows From Investing Activities
Purchases of equipment	(43)	—
Net cash used in investing activities	(43)	—

Cash Flows From Financing Activities
Proceeds from revolving credit facility	1,200	250
Repayments on revolving credit facility	(257)	(60)
Proceeds from shareholder contributions	350	—
Payments of distributions to shareholder	(1,220)	(1,319)
Net cash provided by (used in) financing activities	73	(1,129)
Net change in cash	(85)	308
Cash at beginning of the period	367	59
Cash at end of the period	$282	$367
Supplemental Disclosure of Cash Flow Information
Cash paid for interest during the year	$72	$48
Cash paid for income taxes	$71	$49

EVENT RISK, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

1.BUSINESS OVERVIEW

Event Risk, Inc. (the “Company” or “Event Risk”) was incorporated on August 14, 2020 under the laws of the State of Indiana. The Company is an S-Corporation under the Internal Revenue Code (“IRC”).

Event Risk is a provider of security, executive protection, investigations, and risk mitigation services operating throughout the United States. The Company delivers licensed security personnel and response services to corporate and commercial clients. The Company is located and headquartered in San Antonio, Texas.

On February 27, 2026, Knightscope, Inc., a Delaware corporation, acquired all the issued and outstanding membership interests of the Company. Refer to Note 9 - Subsequent Events for additional information.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation— The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Use of Estimates— The preparation of the financial statements in conformity with GAAP requires management to make judgements, estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Specific accounts that require management estimates include, but are not limited to, estimating the useful lives of equipment, allowance for credit losses, and impairment of long-lived assets. Actual results could differ from those estimates and such differences may be material to the financial statements.

Cash— The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. As of December 31, 2025 and 2024, the Company did not have any cash equivalents.

Accounts Receivable, net— Accounts receivable are primarily derived from providing security, executive protection, investigations, and risk mitigation services. The Company reviews its accounts receivable for collectibility based on historical loss patterns, aging of the accounts receivable, and assessments of specific identifiable customer accounts considered at risk or uncollectible, and provides allowances for potential credit losses, as needed. The Company also considers any changes to the financial condition of its customers and any other external market factors that could impact the collectibility of the accounts receivable in the determination of the allowance for credit losses.

Receivables are written off against the allowance when management believes that the amount receivable will not be recovered. Based on management’s assessment, the Company recorded $0 allowance for credit losses as of December 31, 2025 and 2024.

Equipment, net— Equipment, net is stated at cost less accumulated depreciation. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets. Equipment is depreciated over a useful life of three years. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the balance sheets and any resulting gain or loss is reflected in the statements of comprehensive income (loss) in the period realized.

The Company assesses the impairment of long-lived assets whenever events or changes in circumstances indicate that their carrying value may not be recoverable from the estimated future cash flows expected to result from their use or eventual disposition. If estimates of future undiscounted net cash flows are insufficient to recover the carrying value of the assets, the Company will record an impairment loss in the amount by which the carrying value exceeds the fair value.

Leases— At contract inception, the Company determines whether the contract is, or contains, a lease and whether the lease should be classified as an operating or a financing lease and reassesses that conclusion if the contract is modified.

The Company recognizes operating lease right-of-use (“ROU”) assets and operating lease liabilities based on the present value of the future minimum lease payments over the lease term at the commencement date. The ROU asset is reduced for tenant incentives, if any, and excludes any initial direct costs incurred, if any. The Company uses the risk-free rate to determine the present value of future payments and the appropriate lease classification. The Company defines the initial lease term to include renewal options determined to be reasonably certain. If the Company determines the option to extend or terminate is reasonably certain, it is included in the determination of lease assets and liabilities. The Company reassesses the lease term if and when a significant event or change in circumstances occurs within the control of the Company, such as the construction of significant leasehold improvements that are expected to have economic value when the option becomes exercisable.

The Company recognizes a single lease cost on a straight-line basis over the lease term, and it classifies all cash payments within operating activities in the combined statements of cash flows.

The Company has lease agreements with lease and non-lease components, which it has elected to not combine for all asset classes. In addition, the Company does not recognize ROU assets or lease liabilities for leases with a term of 12 months or less of all asset classes.

Concentrations of Credit Risk— Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. The Company places its cash with high-quality financial institutions. From time to time, and as of December 31, 2025 and 2024, such cash may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

For the year ended December 31, 2025, customers that individually account for 10% or more of total revenue represented 86% of total revenue and 93% of total accounts receivable as of December 31, 2025. For the year ended December 31, 2024, customers that individually account for 10% or more of total revenue represented 75% of total revenue and 83% of total accounts receivable as of December 31, 2024.

Revenue Recognition— The Company’s revenues are primarily based on armed and unarmed security guarding services and executive protection. The contracts are typically cancellable with a 30-day notice period. Revenue is recognized in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers, when control of these services is transferred to the clients, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services.

The Company determines revenue recognition through the following steps:

●Identification of the contract, or contracts, with a client;
●Identification of the performance obligations in the contract;

●Determination of the transaction price;
●Allocation of the transaction price to the performance obligations in the contract; and
●Recognition of revenue when, or as, the Company satisfies a performance obligation.

The Company recognizes revenue as follows:

For customers that are billed in arrears and due to the nature of the security guarding services, the Company’s performance obligations qualify for the “right to invoice” practical expedient. Under this practical expedient, the Company recognizes revenue over time, in the amount to which the Company has a right to invoice. In addition, the Company is not required to estimate such variable consideration upon inception of the contract and reassess the estimate each reporting period. The Company determined that this method best represents the transfer of services, as the Company charges a fixed amount for each hour of service provided and upon billing the Company has a right to consideration from a customer in an amount that directly corresponds with the value to the customer of the Company’s performance completed to date. For contracts accounted for under the right-to-invoice practical expedient, the Company does not disclose remaining performance obligations for services already rendered and invoiced.

For contracts that are billed in advance, the Company recognizes revenue ratably over the period in which the services are performed and any remaining unsatisfied performance obligations are reflected in deferred revenue as of December 31, 2025 and 2024.

The Company recognizes an asset for the incremental costs of obtaining a contract with a customer if it expects the benefit of those costs to be longer than one year. Costs incurred to obtain a contract are expensed as incurred when the amortization period is less than one year. Incidental items that are immaterial in the context of the contract are recognized as expense. The Company has concluded that none of the costs it has incurred to obtain its sales contracts meet the capitalization criteria and, as such, there are no costs deferred and recognized as assets on the balance sheets as of December 31, 2025 and 2024.

The Company evaluates whether it is appropriate to recognize revenue on a gross or net basis based upon its evaluation of whether the Company obtains control of the specified services by considering if it is primarily responsible for fulfillment of the promise, has the risk of loss, and has the latitude in establishing pricing and selecting suppliers, among other factors. Based on its evaluation of these factors, the Company has determined that it is the principal in its arrangements and revenue is recorded gross of costs associated with each transaction.

Deferred Revenue— Deferred revenue represents amounts invoiced to customers for contracts for which revenue has yet to be recognized for services to be provided to the Company’s customers. Typically, the timing of invoicing is based on the terms of the contracts.

For customers that are billed in advance, the Company records the invoices as deferred revenue and amortizes the amount over the period that the services are delivered, which generally is a 6 to 12-month period.

Deferred revenue includes billings in excess of revenue recognized. Revenue recognized at a point in time generally does not result in significant increases in deferred revenue. Revenue recognized over a period generally results in a majority of the increases in deferred revenue as the performance obligations are fulfilled after the billing event.

The Company expects the entire balance of deferred revenue to be recognized in the next 12 months.

Cost of Revenue— Cost of revenue primarily includes direct labor costs and associated benefits and indirect costs related to contract performance, such as supplies, uniforms, and tools.

Advertising— Costs associated with the Company’s advertising are expensed as incurred. Advertising expense was approximately $511,000 and $289,000 for the years ended December 31, 2025 and 2024, respectively.

Fair Value Measurements— The Company determines the fair market values of its financial instruments based on the fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The following are three levels of inputs that may be used to measure fair value:

Level 1— Quoted prices in active markets for identical assets or liabilities. The Company considers a market to be active when transactions for the asset occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2— Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3— Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The valuation of Level 3 investments requires the use of significant management judgments or estimation.

The Company’s financial instruments include accounts receivable and payable and accrued liabilities. The fair values of these instruments approximate their carrying amounts because of their short-term nature. The carrying value of the Company’s borrowings approximates fair value based on current rates available to the Company.

Recently Issued Accounting Pronouncements— In July 2025, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2025-05, Financial Instruments—Credit Losses (Topic 326) - Measurement of Credit Losses for Accounts Receivable and Contract Assets. This ASU provides a practical expedient that allows entities, when assessing expected credit losses for accounts receivable and contract assets, to assume the current conditions as of the balance sheet date do not change for the remaining life of the asset under assessment. An entity that elects the practical expedient is permitted to make an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses. The ASU is effective for annual reporting periods beginning after December 15, 2025 and should be applied prospectively. The Company has determined the adoption of this ASU will have no material impact on its financial statements.

Management has reviewed other recently issued accounting pronouncements issued or proposed by the FASB and does not believe any of these accounting pronouncements will have a material impact on the Company’s financial statements.

3.EQUIPMENT, NET

Equipment, net consists of the following (in thousands):

	December 31,
	2025	2024
Equipment	$50	$7
Accumulated depreciation	(18)	(6)
Equipment, net	$32	$1

Depreciation expense related to property and equipment is included in general and administrative expense in the accompanying statements of comprehensive income. Depreciation expense was approximately $12,000 and $2,000 for the years ended December 31, 2025 and 2024, respectively.

4.DEBT OBLIGATION

Frost Revolver

On June 24, 2025, the Company entered into a credit agreement for a revolving credit facility (the “Frost Revolver”) with Frost Bank that provides the Company with advances equal to the lesser of $1,500,000 or 80% of the aggregate amount of eligible accounts. The Frost Revolver has a maturity date of June 23, 2026 and bears interest at a variable rate per annum equal to 1.75% above the Prime Rate, subject to a minimum rate of 3.5%. As of December 31, 2025, the interest rate was 8.5% and the outstanding balance on the Frost Revolver was $1,133,000. Total interest expense recorded for the Frost Revolver was approximately $37,000 for the year ended December 31, 2025.

Under the terms of the Frost Revolver, the Company is required to comply with certain financial and nonfinancial covenants. Any failure by the Company to comply with these covenants and any other obligations under the agreement could result in an event of default, which allows Frost Bank to accelerate the repayments of the amounts owed. As of December 31, 2025, the Company was in compliance with its financial covenants. Borrowings under the Frost Revolver are collateralized by the Company’s accounts receivable.

In February 2026, the outstanding balance on the Frost Revolver was fully repaid in connection with the acquisition of the Company. Refer to Note 9 - Subsequent Events for additional information.

FinWise Loan

On August 20, 2024, the Company entered into a loan agreement with FinWise Bank, under which it borrowed $250,000, which included approximately $6,000 of loan origination fees (the “FinWise Loan”). The FinWise Loan is payable in 63 weekly installments of approximately $5,000 and will accrue total interest over the term of the loan of $90,000. A prepayment discount of 50% of the unpaid interest portion of the full balance then remaining on the loan will apply if the loan is paid before the maturity date. As of December 31, 2024, the outstanding balance on the FinWise Loan was $190,000.

In March 2025, the outstanding balance on the FinWise Loan was fully repaid. Total interest expense recorded for the FinWise Loan was approximately $35,000, which includes the 50% prepayment discount, for the year ended December 31, 2025 and $42,000 for the year ended December 31, 2024.

Debt Costs

Debt related costs associated with both the Frost Revolver and FinWise Loan were expensed as incurred since amounts were considered immaterial.

5.INCOME TAXES

The Company is taxed as an S-Corporation for U.S. federal income tax purposes for the periods presented. Accordingly, the Company’s results of operations were included in the federal and, in certain cases, state income tax returns of its shareholder, and no provision for U.S. federal income taxes has been recorded in the accompanying financial statements. The Company recognized income tax expense only for taxes imposed directly on the Company by certain state and local taxing jurisdictions, where applicable.  Income tax expense recognized for the years ended December 31, 2025 and 2024 was $23,000 and $71,000, respectively.  The Company had no unrecognized tax benefits as of December 31, 2025 and 2024, and no amounts were accrued for interest or penalties.

6.COMMITMENTS AND CONTINGENCIES

Leases— The Company leases space for its corporate headquarter in San Antonio, Texas under a noncancelable operating lease agreement, which expires in March 2026. Lease expense totaled approximately $75,000 and $65,000 for the years ended December 31, 2025 and 2024, respectively, and is included in general and administrative expense in the statements of comprehensive income (loss). As of December 31, 2025 and 2024, the Company did not record right-of-use assets and lease liabilities for this operating lease agreement as future minimum lease payments remaining was considered immaterial. Future minimum lease payments remaining under the non-cancelable operating lease as of December 31, 2025 was approximately $9,500 and was paid in fiscal year 2026.

Litigation— From time to time, the Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The Company is not presently a party to any litigation that it believes to be material and the Company is not aware of any pending or threatened litigation against the Company that it believes could have a material adverse effect on its business, operating results, financial condition or cash flows.

7.SHAREHOLDER AND RELATED PARTY TRANSACTIONS

During the years ended December 31, 2025 and 2024, the Company made net cash distributions to its shareholder totaling approximately $870,000 and $1,319,000, respectively. Distributions are intended to provide funds for the shareholder’s individual tax liabilities arising from the Company’s pass-through taxable income, as well as to distribute excess operating cash flows.

8.EMPLOYEE BENEFIT PLAN

The Company sponsors a defined contribution 401(k) plan that eligible employees can participate. Contributions to the 401(k) plan include voluntary contributions by eligible employees and employer matching contributions by the Company. Defined contributions expense was approximately $60,000 and $3,000 for the years ended December 31, 2025 and 2024, respectively.

9.SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 15, 2026, the date on which the financial statements were available to be issued.

On February 27, 2026, Knightscope, Inc., a Delaware corporation, acquired all the issued and outstanding membership interests of the Company. In connection with the acquisition, Knightscope assumed and fully repaid amounts owed under the Frost Revolver.

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